UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2023

Information Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33287	20-5261587
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2187 Atlantic Street

Stamford, CT 06902

(Address of principal executive offices)

(203) 517-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common Stock, $0.001 par value	III	The Nasdaq Stock Market LLC

ITEM 8.01. OTHER EVENTS

On March 21, 2023, Michael P. Connors, Chairman and Chief Executive Officer of Information Services Group, Inc. (the “Company”), entered into a written stock selling plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”), to sell a limited number of shares of the Company’s common stock. Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. The Plan allows for the sale of a maximum of 1,000,000 shares of the Company’s common stock, commencing on June 22, 2023 and continuing until all such shares are sold or November 30, 2023, whichever occurs first. The Company had previously announced on August 31, 2022 that Mr. Connors entered into a written stock selling plan in accordance with Rule 10b5-1, which expired on March 15, 2023 without any shares of the Company’s common stock being sold under such plan.

Mr. Connors is currently the Company’s second largest shareholder, beneficially owning approximately 10.7% of the Company’s total outstanding common stock as of March 2, 2023. Since the Company’s initial public offering in 2007, Mr. Connors has not sold any of his shares, other than (i) a recent sale of 52,341 shares of the Company’s common stock in the open market for estate planning purposes and (ii) deemed dispositions of shares of the Company’s common stock to the Company as a result of withholding of shares of common stock to satisfy tax withholding obligations in connection with the vesting of restricted stock units. Mr. Connors has informed the Board of Directors that the purpose of his Plan is to sell a small portion of his holdings (i) as part of estate planning in order to diversify his personal investments and (ii) to minimize the market effect of stock sales by spreading them out over time. Even if all the shares are sold under the Plan, Mr. Connors is still expected to remain one of the largest shareholders of the Company and own in excess of six times his annual base salary in accordance with the Company’s stock ownership guidelines.

Once executed, transactions under the Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under current or future Rule 10b5-1 plans established by our officers and directors or significant shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2023	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer

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